EXHIBIT 99.1

3D Systems Acquires Alibre

Expands Its Range of Affordable 3D Content-To-Print Solutions

ROCK HILL, S.C., July 19, 2011 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that it acquired Alibre, Inc., a leading provider of affordable 3D design productivity solutions. Alibre delivers a powerful suite of full parametric CAD solutions that are easy to own and simple to use for makers and designers alike. Based in Richardson, Texas, USA, Alibre serves tens of thousands of businesses and individuals in over 50 countries.

"We are very proud and excited to join 3D Systems, a global leader with like-minded strategic direction," said J. Paul Grayson, CEO of Alibre. "The power of 3D Systems technology, resources and global reach combined with our sustainable and scalable business model and affordable design productivity solutions is certain to make better design happen."

"With Alibre in our portfolio we are personalizing and integrating design and manufacturing productivity," said Abe Reichental, President and CEO of 3D Systems. "The combined affordability and user friendliness of our expanded 3D content-to-print solutions offer a clear and compelling choice for engineers, designers and makers to create and make instantly, at work and home."

3D Systems plans to expand the breadth and reach of the Alibre design productivity tools and to leverage its combined global channels to deliver complete 3D design-to-manufacturing products, tools and services. The Company expects this acquisition to be immediately accretive to its net income and contribute favorably to its long-term target-operating model.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides creative content development, design productivity tools and curation services and downloads. Its expertly integrated solutions replace, displace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, communicate, prototype and produce functional parts, empowering its customers to create with confidence.

More information on the company is available at www.3DSystems.com, www.printin3D.com, www.toptobottomdental.com, www.3Dproparts.com, www.alibre.com, www.bitsfrombytes.com, www.The3dStudio.com, www.freedomofcreation.com, blog.3dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Alibre

Alibre offers the industry's most affordable complete engineering solutions. Alibre is transforming the design landscape by providing affordable full parametric CAD solutions to anyone that needs them. Based in Richardson, Texas, USA, Alibre serves tens of thousands of businesses and individuals in over 50 countries and in over 15 languages.

More information on the company is available at www.alibre.com.

CONTACT: Investor Contact:
         Stacey Witten
         803-326-4010
         E-mail: WittenS@3dsystems.com

         Media Contact:
         Cathy Lewis
         803-326-3950
         Email: LewisCL@3dsystems.com